UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 03/17/2005

Collagenex Pharmaceuticals, Inc

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-28308

DE	52-1758016
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

41 University Drive

Newtown, PA 18940

(Address of Principal Executive Offices, Including Zip Code)

212-579-7388

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

On March 17, 2005, CollaGenex Pharmaceuticals, Inc. (the “Company”), announced that Magistrate Judge Pohorelsky of the United States District Court for the Eastern District of New York had issued a report late in the day on March 16, 2005, recommending denial of its motion seeking to prevent the launch of generic forms of Periostat® by IVAX Pharmaceuticals Inc. and CorePharma, LLC (the “Defendants”). The Company has ten days within which to file objections to the report. In the event the District Court issues an order consistent with the recommendation of the Magistrate Judge, the Defendants will be able to market and sell generic equivalents of Periostat as soon as they are approved by the FDA. Neither IVAX nor CorePharma has yet indicated that it has received FDA approval.

Periostat is the registered trademark of the Company’s proprietary 20 mg tablets of doxycycline hyclate approved by the FDA as the only systemic adjunct to scaling and root planing for the treatment of adult periodontitis. In lawsuits filed in October 2004, the Company alleges that the Defendants’ submissions of Abbreviated New Drug Applications covering their 20 mg tablets of doxycycline hyclate infringe United States Patent RE 34,656, of which the Company is the exclusive licensee. This litigation is ongoing.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Collagenex Pharmaceuticals, Inc

Date: March 18, 2005.	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer (Principal Financial Officer)